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                                                                   Exhibit 11.1

                            NETWORK COMPUTING DEVICES, INC.

                       Statement Regarding Computation of Shares
                      Used in Income (Loss) Per Share Computations
                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           Three Months Ended September 30,   Nine Months Ended September 30,
                                           --------------------------------   -------------------------------
                                                   1996         1995                 1996         1995
                                                ---------    ---------            ---------    ---------
Primary:
  Weighted average common shares
      outstanding during the period               16,615       15,851               16,460       15,783
  Common share equivalents:
      Dilutive effect of stock options               507            -                    -            -
                                                ---------    ---------            ---------    ---------

      Total                                       17,122       15,851               16,460       15,783
                                                ---------    ---------            ---------    ---------
                                                ---------    ---------            ---------    ---------


  Net income (loss)                               $  20       ($4,719)           $  (6,287)     ($4,330)
                                                ---------    ---------            ---------    ---------
                                                ---------    ---------            ---------    ---------


  Primary income (loss) per share                  $0.00       ($0.30)              ($0.38)      ($0.27)
                                                ---------    ---------            ---------    ---------
                                                ---------    ---------            ---------    ---------


Fully Diluted:
  Weighted average common shares
      outstanding during the period               16,615       15,851               16,460       15,783
  Common share equivalents:
      Dilutive effect of stock options             1,085            -                    -            -
                                                ---------    ---------            ---------    ---------

      Total                                       17,700       15,851               16,460       15,783
                                                ---------    ---------            ---------    ---------
                                                ---------    ---------            ---------    ---------

  Net  income (loss), adjusted
      for fully diluted calculations                 $20      ($4,719)             ($6,287)     ($4,330)
                                                ---------    ---------            ---------    ---------
                                                ---------    ---------            ---------    ---------


  Fully diluted income (loss) per share            $0.00       ($0.30)              ($0.38)      ($0.27)
                                                ---------    ---------            ---------    ---------
                                                ---------    ---------            ---------    ---------
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